EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-205944, No. 333-217121, No. 333-224330, No. 333-230994, No. 333-237873 and No. 333-255176 on Form S-8 and No. 333- 230718 on Form F-3 of our reports dated April 12, 2021, relating to the financial statements of Baozun Inc. and the effectiveness of Baozun Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 12, 2021